UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2024

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5075 South Syracuse Street

Denver, Colorado 80237

(Address of principal executive offices, including Zip code)

(303) 770-5531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock $0.0001 par value per share	RMAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective June 3, 2024, Serene Smith, who served as Chief of Staff and Chief Operating Officer for RE/MAX Holdings, Inc. (the “Company”) and the Company’s principal operating officer, transitioned into a non-executive part-time role with the Company. The Company will no longer have a principal operating officer, as Ms. Smith’s previous responsibilities in this role will be covered by certain of the Company’s other executive officers (including Mr. Fuchs, as discussed in Item 7.01 below).

In connection with her transition, the Company and Ms. Smith entered into a Letter Agreement, dated May 31, 2024 (the “Agreement”) outlining the transition, her new role, and separation benefits Ms. Smith may be entitled to upon her departure from the Company. Ms. Smith is not receiving any separation payments or benefits at this time; rather she may be entitled to certain payments and benefits upon termination of her new role.

If the Company terminates Ms. Smith from her new role without cause, or if Ms. Smith voluntarily resigns after serving in the new role for at least one year, she will be entitled to the following severance benefits:

•	Salary continuation for one year at a rate equal to her prior salary as Chief of Staff and Chief Operating Officer ($391,230)
•	One year of continued health benefits and outplacement services
•	Accelerated vesting of any unvested time-based restricted stock units (“RSUs”)
•	Performance-based RSUs would vest as though her Continuous Service were terminated due to death or disability, except any Tranche(s) of the Award corresponding to any Performance Period(s) that have not begun as of the date of termination will continue to vest as though her Continuous Service had not terminated (as such terms are defined in the applicable RSU award agreements).

In addition, as previously disclosed, Ms. Smith is entitled to payment of a retention bonus pursuant to the Retention Bonus Agreement entered into November 13, 2023, on the earlier of (i) November 13, 2024, and (ii) the date her employment is terminated by the Company without cause. If Ms. Smith voluntarily terminated her employment without Good Reason (as defined in the Retention Bonus Agreement, as modified by the Agreement) prior to November 13, 2024, she would forfeit the retention bonus.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure. *

On June 3, 2024, the Company announced that Rob Fuchs will join the Company as Executive Vice President, Human Resources and Administration, effective June 3, 2024.

Item 9.01. Financial Statements and Exhibits. *

Exhibit No.	Description
10.1	Letter Agreement
104	Cover Page Interactive Data File (formatted as inline XBRL)

*                  The information contained in Items 7.01 and 9.01 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: June 3, 2024	By:	/s/ Karri Callahan
Karri Callahan
Chief Financial Officer